EXHIBIT 21

LIST OF SUBSIDIARIES (1) At December 31, 2012

Anadarko (S.L.) Company a Cayman Islands corporation,

Anadarko 20-11 Company a Cayman Islands corporation,

Anadarko 20-13 Company a Cayman Islands corporation,

Anadarko 20-18 Company a Cayman Islands corporation,

Anadarko 20-22 Company a Cayman Islands corporation,

Anadarko 20-4 Company a Cayman Islands corporation,

Anadarko Algeria Company LLC (2) a Delaware limited liability company,

Anadarko Brazil Investment I LLC a Delaware limited liability company,

Anadarko Development Holding Ltd. a Gibraltar limited liability company,

Anadarko E&P Company LP (2) (3) a Delaware limited partnership,

Anadarko Energy Holding Ltd. a Gibraltar limited liability company,

Anadarko Energy Marketing, Inc. a Delaware corporation,

Anadarko Energy Services Company (2) a Delaware corporation,

Anadarko Exploracao e Producao de Petroleo e Gas Natural LTDA. a Brazil limited liability company,

Anadarko Ghana Mahogany-1 Company a Cayman Islands corporation,

Anadarko Global Energy SARL (2) a Luxembourg limited liability company,

Anadarko Global Funding 1 Company a Cayman Islands corporation,

Anadarko Holding Company (2) a Utah corporation,

Anadarko International Development SARL a Luxembourg limited liability company,

Anadarko Land Corp a Nebraska corporation,

Anadarko Limited Resources LLC a Delaware limited liability company,

Anadarko Marcellus Midstream, L.L.C. a Delaware limited liability company,

Anadarko Mauritius Holdings Limited a Mauritius corporation,

Anadarko Midkiff/Chaney Dell LLC a Delaware limited liability company,

Anadarko Mozambique Area 1, Limitada Home a Mozamique limited liability company,

Anadarko Offshore Holding Company, LLC a Delaware limited liability company,

Anadarko Petroleum Corporation (2) a Delaware corporation,

Anadarko Realty Company a Texas limited liability company,

Anadarko Uintah Midstream, LLC a Delaware limited liability company,

Anadarko US Offshore Corporation (2) a Delaware corporation,

Anadarko Venezuela Company a Cayman Islands corporation,

Anadarko Venezuela LLC a Delaware limited liability company,

Anadarko WCTP Company a Cayman Islands corporation,

Anadarko West Texas LLC a Delaware limited liability company,

Anadarko Worldwide Holdings CV (2) a Netherlands limited partnership,

APC International Holdings LLC a Delaware limited liability company,

Big Island Trona Company a Delaware corporation,

Bitter Creek Coal Company a Utah corporation,

Headwater LLC a Delaware limited liability company,

Howell Corporation a Delaware corporation,

Howell Petroleum Corporation a Delaware corporation,

Kerr-McGee China Petroleum LTD. a Bahama Islands limited liability company,

Kerr-McGee Corporation (2) a Delaware corporation,

Kerr-McGee Energy Services Corporation a Delaware corporation,

Kerr-McGee Gathering LLC a Colorado limited liability company,

Kerr-McGee Oil and Gas Onshore LP (2) a Delaware limited partnership,

Kerr-McGee Onshore Holding LLC (2) a Delaware limited liability company,

Kerr-McGee Shared Services Company LLC (2) a Delaware limited liability company,

Kerr-McGee Worldwide Corporation (2) a Delaware corporation,

KM BM-C Seven Ltd. (2) a Bahamas limited liability company,

KM Denmark Overseas ApS a Denmark corporation,

KM Global LTD. a Delaware corporation,

KM Investment Corporation (2) a Nevada corporation,

Lance Oil & Gas Company, Inc. a Delaware corporation,

Mountain Gas Resources LLC a Delaware limited liability company,

Resources Holding Inc. (4) a Delaware corporation,

Rock Springs Royalty Company LLC a Utah limited liability company,

Springfield Pipeline LLC a Texas limited liability company,

Upland Industries Corporation a Nebraska corporation,

Venezuela US SRL a Barbados limited liability company,

Western Gas Equity Partners, LP a Deleware limited partnership,

Western Gas Partners, LP a Deleware limited partnership,

Western Gas Resources, Inc. (2) a Delaware corporation,

WGR Asset Holding Company LLC a Delaware limited liability company,

WGR Operating, LP a Delaware limited partnership,

WHL, Inc. (2) a Delaware corporation

(1)

The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as of the end of the year covered by this report, as defined under the Securities and Exchange Commission Regulation S-X 210.1-02(w).

(2)	Subsidiary meets the conditions of a significant subsidiary under the Securities and Exchange Commission Regulation S-X 210.1-02(w).
(3)	Effective January 1, 2013, this subsidiary converted to a Delaware limited liability company and changed its name to Anadarko E&P Onshore LLC.
(4)	Effective January 1, 2013, this subsidiary merged into Anadarko Holding Company.